Exhibit 10.4
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                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT (this "Agreement"), dated as of November 30, 2005 by and between POLYSTICK U.S. CORPORATION, a New York corporation with its address c/o GSV, Inc., 191 Post Road West, Westport, Connecticut 06880 ("Pledgor"), and 116 NEWARK AVENUE CORPORATION, a New Jersey corporation with its address at 30 Montgomery Street, Jersey City, New Jersey 07302 ("Pledgee").

     1. Guaranty. Pledgor has executed a Guaranty of even date herewith (the "Guaranty") in favor of Pledgee, guaranteeing the timely payment and performance of all of the liabilities, indebtedness, duties and obligations of GSV, Inc., a Delaware corporation ("GSV"), under the Promissory Note of even date herewith given by GSV in favor of Pledgee (the "Note").

     2. Pledge. As collateral security for the timely fulfillment and performance of each and every covenant and obligation of Pledgor under the Guaranty and hereunder as well as all of the liabilities, indebtedness, duties and obligations of GSV under the Note (the "Guaranteed Obligations"), Pledgor hereby pledges, mortgages, sets over and assigns to Pledgee, and grants to Pledgee a security interest in, (a) 356,249 shares of Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock"), of GSV (the "Pledged Shares"), held by Pledgor on the date hereof, being 23.7% of the issued and outstanding Series B Convertible Preferred Stock, par value $.001 per share, of GSV and all certificates or instruments representing or evidencing the Pledged Shares, (b) all substitutions for the Pledged Shares and replacements of the Pledged Shares, and all rights related thereto, including, without limitation, all warrants, options, appreciation rights and other rights, contractual or otherwise, in respect thereof and any and all dividends, cash dividends, cash, instruments, chattel paper and other rights, property, products or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, and (c) any and all proceeds of any of the foregoing (collectively, the "Pledged Collateral").

     3. Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of any of the following event (each such event being herein called an "Event of Default"): (i) an Event of Default under the Convertible Note or default under or breach of the Guarantee; (ii) failure of Pledgor punctually and fully to perform, observe, discharge or comply with any of the other covenants set forth in this Agreement or the Guaranty; or (iii) Pledgor makes an assignment for the benefit of creditors, or if any action is brought by or against Pledgor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, conservator or other custodian for any of its property, or if Pledgor becomes the subject of a voluntary or involuntary case under the U.S. Bankruptcy Code, or if any reorganization or arrangement proceeding is instituted by or against Pledgor for the settlement, readjustment, composition or extension of any of its debts upon any terms, or if any action or petition is otherwise brought by Pledgor seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

     4. Delivery of Pledged Collateral. Upon execution and delivery hereof, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered by Pledgor to Pledgee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. In addition, in the event that during the term of this Agreement Pledgor shall have become entitled to receive with respect to the Pledged Collateral any certificate, option or rights (including, without limitation, in connection with a dividend, distribution of capital, reclassification, reorganization, merger or other exchange of units), or any liquidating distributions, Pledgor also agrees to immediately deliver the same to Pledgee, together with any appropriate endorsement or transfer instruments.

     5. Termination of Guaranty. Immediately upon termination of the Guaranty, the Pledgee shall execute and deliver any documents or instruments reasonably requested by the Pledgor or its counsel that may be necessary to return the Pledged Collateral to the Pledgor.

     6. Additional Remedies on Default. Upon occurrence of an Event of Default, Pledgee, (i) without demand of performance or other demand or notice of any kind may forthwith declare any or all of the Guaranteed Obligations to be immediately due and payable and foreclose or otherwise enforce the Pledgee's security interest in the Pledged Collateral in any manner permitted by law or provided for in this Agreement, including, without limitation, to register the Pledged Collateral in its own name or its nominee and, subject to compliance with applicable state and U.S. Federal securities laws and rules, sell, assign, give options to purchase, or otherwise dispose of and deliver the Pledged Collateral, in whole or part, at public or private sale or sales, which sale or sales shall be held in a commercially
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reasonable  manner within the meaning of the Uniform  Commercial  Code in effect under the laws of the State of New Jersey, upon such terms and conditions as Pledgee may deem advisable and at such prices at it may deem best, with the right of Pledgee upon any such sale or sales to purchase the whole or any part of the Pledged Collateral, free of any right or equity of redemption in Pledgor, which right or equity is expressly waived or released, (ii) may recover from Pledgor all costs and expenses, including, without limitation, reasonable attorney's fees, incurred or paid by Pledgee in exercising or enforcing any right, power, or remedy with respect to any or all of the Collateral provided to it by this Agreement or by applicable law; and (iii) shall be entitled to immediately exercise all voting rights and other consensual rights pertaining to the Pledged Shares.

     All monies and other proceeds received by Pledgee upon any collection, sale or other disposition of any Collateral, together with all other monies and other proceeds received by Pledgee hereunder, shall be applied in the following order:
(i) to the payment of the reasonable costs and expenses of such sale, collection or other disposition which may have been incurred by Pledgee, including without limitation attorney's fees as provided in clause (b) above and all other reasonable expenses, liabilities and advances made or incurred by Pledgee in connection therewith; (ii) to the payment of all other Guaranteed Obligations then due in such order as Pledgee may elect; and (iii) after payment in full of all Guaranteed Obligations then due, any surplus then remaining from such proceeds shall be paid to Pledgor. Pledgor shall remain liable to Pledgee for any deficiency owing on the Guaranteed Obligations after the application of the proceeds of the Pledged Collateral as provided above.

     The remedies provided herein in favor of Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Pledgee existing at law or in equity.

     7. Representations and Covenants of Pledgor. Until the fulfillment of the Guaranteed Obligations, Pledgor represents, warrants and agrees as follows:
Pledgor has the legal right and all requisite corporate power and authority and approvals required to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement and the other documents and agreements being delivered in connection herewith to which Pledgor is a party have been duly authorized by all necessary corporate action and have been duly executed and delivered by Pledgor and (assuming the due authorization, execution and delivery hereof by Pledgee) are valid and binding obligations of Pledgor, as the case may be, enforceable against it in accordance with its terms. The execution, delivery and performance by Pledgor of this Agreement in accordance with its terms (i) are not and will not be inconsistent with Pledgor's Certificate of Incorporation (as amended) or Pledgor's By laws, or the Certificate of Incorporation (as amended) or By laws of GSV, (ii) do not and will not require the approval or consent of any governmental body or any other person; (iii) do not and will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any law or order of any governmental body applicable to Pledgor, or any contract to which Pledgor is a party or by or to which Pledgor or any of its properties is bound or subject; or (iv) will not result in the creation of any lien on any of the properties of Pledgor. Promptly after the execution of this Agreement, the Pledgor shall take or cause to be taken all actions, and bear all costs, necessary to file any and all financing statements and other similar documents as may be required under applicable law in order to perfect or maintain the perfection of the Pledgee's security interest in the Pledged Collateral. The Pledged Collateral owned by Pledgor shall at all times be free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever created by or arising through it, except for the security interest granted to Pledgee hereunder.

     8. Further Assurances. Pledgor hereby represents and warrants that it is the owner and holder of the Pledged Collateral, free and clear of any claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever. The Pledged Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series B Preferred Stock of GSV. Pledgor will, from time to time, at Pledgor's expense, and upon Pledgee's request, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable Pledgee to exercise and enforce the rights and remedies of Pledgee hereunder with respect to any of the Pledged Collateral or to carry out the provisions and purposes hereof. Pledgor shall permit Pledgee (or any person designated by it) from time to time to inspect the Collateral and to inspect, audit and make copies of or extracts from all books and records maintained by or on behalf of Pledgor pertaining to the Pledged Collateral. So long as any of the Guaranteed Obligations shall be outstanding, the Pledgor shall not, without the express prior written consent of Pledgee, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase any Pledged Collateral which is pledged hereunder, or consent to any amendment to the certificate of incorporation or certificate of designations, preferences and rights pertaining to the Pledged Shares that adversely affects the rights of the holders of the Pledged Shares. In case of any adverse claims in respect to the Pledged Collateral or any portions thereof, arising out of any act done or suffered by Pledgor, the Pledgor promises and agrees to hold harmless and to indemnify Pledgee from and against any losses, liabilities, damages, expenses, costs, and


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reasonable  attorneys'  fees  incurred  in or about  defending,  protecting,  or prosecuting the security interests hereby created.

     9. Voting Rights Prior to Default. Prior to the occurrence of an Event of Default in the performance of the Guaranteed Obligations, Pledgor shall be entitled to exercise all voting rights and other consensual rights pertaining to the Pledged Shares.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees. All obligations of the Pledgor hereunder shall be binding upon its legal representatives, successors, and assigns. This Agreement and all security interests and other liens granted or conveyed hereunder shall remain in full force and effect and shall be irrevocable until such time as no Guaranteed Obligations are outstanding. At such time, any certificates or instruments representing the Pledged Collateral which are in Pledgee's possession shall be delivered by Pledgee to Pledgor.

     11. Amendments. This Agreement may not be modified, amended, altered or supplemented, and no waiver or consent may be granted hereunder, except upon the execution and delivery of a written agreement executed by the parties hereto.

     12. Notices. All notices, consents, requests, demands and other communications herein shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or any courier or if sent by certified or registered mail (return receipt requested); or (b) upon dispatch if transmitted by confirmed telecopy or other means of confirmed facsimile transmissions, in each case as addressed as follows:

                If to the Pledgor:

                Polystick U.S. Corporation
                c/o GSV, Inc.
                191 Post Road West
                Westport, Connecticut  06880
                Attn.:  Mr. Sagi Matza
                Fax:  (203) 221-2691

                With a copy to:

                Davis & Gilbert LLP
                1740 Broadway
                New York, New York 10019
                Attn: Ralph W. Norton, Esq.
                Fax: (212) 974-6969

                If to the Pledgee:

                116 Newark Avenue Corporation
                30 Montgomery Street
                Jersey City, New Jersey 07302
                Attn: Frank J. Guarini
                Fax: (201) 938-1503

                With a copy to:

                McCarter & English, LLP
                Four Gateway Center
                100 Mulberry Street
                Newark, New Jersey 07102
                Attn: Howard Kailes, Esq.
                Fax: (973) 624-7070

The parties hereto may designate such other address or facsimile number by written notice in the aforesaid manner.


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     13.  Governing Law. This Agreement  shall be governed by, and  interpreted, construed and enforced in accordance with, the internal laws of the State of New Jersey, without giving effect to the choice or conflict of law principles thereof.

     14. SUBMISSION TO JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED WITHIN THE STATE OF NEW JERSEY, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATED TO THIS NOTE MAY BE LITIGATED IN SUCH COURTS, AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY DELIVERY TO THE MAKER AS SET FORTH IN SECTION 11 HEREOF. NOTHING CONTAINED IN THIS SECTION 13 SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION.

     15. JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION BROUGHT ON THIS NOTE.

     16. Counterparts; Severability. This Agreement may be executed with counterpart signature pages or in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. In the event that any provision of this Agreement shall prove to be invalid or unenforceable in any jurisdiction, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto in such jurisdiction and such provision shall, in any other jurisdiction, remain binding on all parties hereto.

                                    * * * *

                             Signature Page Follows


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     IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be duly executed as of the day and year first above written.


                                POLYSTICK U.S. CORPORATION


                                By: /s/ Sagi Matza
                                    ---------------
                                    Name: Sagi Matza
                                    Title:President


                                116 NEWARK AVENUE CORPORATION.


                                By: /s/ Carol Maurer
                                    ----------------------
                                    Name:  Carol Maurer
                                    Title:  President


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